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                              PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (AGREEMENT), made this 18th day of March, 1997, by and between David J. Heerensperger, whose address is 96 Cascade Key, Bellevue WA 98006, hereinafter referred to as "Seller", and Eagle Hardware & Garden, Inc, hereinafter referred to as "Purchaser" whose address is 981 Powell Avenue S.W., Renton WA 98055.

Now therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. The Purchaser agrees to purchase and Seller agrees to sell the following aircraft:

     MAKE and MODEL:                BAE Hawker 700
     SERIAL NUMBER:                 257020
     REGISTRATION NUMBER:           N311 JD
     MAKE AND MODEL OF ENGINES:     Garrett TFE-731
     ENGINE SERIAL NUMBERS:         P80147, P80151

All of the above will hereinafter be referred to collectively as the "Aircraft".

2.     Purchaser agrees to Pay Seller the total purchase price of $3,040,000.

3. The aircraft shall be delivered by Seller to Purchaser on or before March 18, 1997, at Seattle WA.

4. Title to the Aircraft shall pass from Seller to Purchaser upon execution of this Purchase Agreement by Seller and Purchaser. The risk of loss, injury, destruction or damage to the Aircraft by fire or casualty or other occurrence shall be assumed by the Purchaser at the time of delivery thereof or upon transfer of title documents, whichever event shall first occur, and such occurrence after delivery or transfer of title shall not relieve the Purchaser from any obligation hereunder.

5. At the time of delivery of the Aircraft and full payment by Purchaser, Seller shall transfer to Purchaser a Bill of Sale or other document in the normal and usual form conveying title of the Aircraft to Purchaser free and clear of all liens, charges or encumbrances other than those specified herein. Seller warrants that the Bill of Sale or other document of title referred to herein shall pass to Purchaser good and defensible Title.

6. Seller warrants that there are no outstanding or delinquent taxes attributable to Aircraft as of the date hereof except as specifically stated herein. Purchaser hereby agrees to pay the taxes, duties, or fees that may be assessed or levied by any Federal, State, or local taxing authority as a result of the sale, delivery, registration or ownership of the Aircraft, but specifically excluding any capital gains, income or other similar taxes of Seller.

7. Seller represents and warrants that he has full corporate authority and approval to sell and deliver the Aircraft as contemplated in this Agreement.

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8.     Purchaser represents that it has full corporate authority and is duly authorized to act on behalf of Purchaser.

9. The Aircraft is being sold on an "as is" basis, and there are no warranties which extend beyond the descriptions of the Aircraft. Seller disclaims all expressed or implied warranties or representations of any kind or nature whatsoever including merchantability and fitness except that Seller warrants that the Aircraft will be delivered with the appropriate or required Bill of Sale and other title documents.

10. At the time of delivery, the Aircraft shall have a valid Certificate of Airworthiness. Seller warrants that there are no hidden defects of the Aircraft which may not be discoverable from a normal inspection. Seller, however, shall not be liable for any hidden defects of the Aircraft, of which he has no knowledge, whether or not discoverable by Seller.

11. Seller agrees to make the Aircraft available to Purchaser at the time of delivery to enable Purchaser to determine that the Aircraft is in the same condition as described herein. Seller shall be financially responsible for the repair of Aircraft as airworthy deficiencies are discovered during the pre-purchase inspection.

12. To the extent that any manufacturer's warranties are still in effect with respect to the Aircraft (other than warranties which by their terms are unassignable), Seller will reasonably assist Purchaser to maintain continuity of the warranties and take such other reasonable steps to assist Purchaser to process warranty claims directly with the manufacturers.

13. Seller will transfer to Purchaser at the time of delivery of the aircraft all available logbooks and other records as pertain to the operation and maintenance of the Aircraft.

14. All notices and requests hereunder shall be in writing and may be given by U.S. Mail, telegram, or telex, and shall be sent to the addresses hereinabove set forth, (or to such other addresses as may hereafter be designated in writing).

15. Seller shall not be liable for any failure of or delay in delivery of the Aircraft for the period that such failure or delay is due to acts of God or the public enemy; civil war, insurrection or riots; fires, explosions or serious accidents; Governmental priorities or allocations; strikes or labor disputes; inability to obtain aircraft, necessary materials, accessories, equipment or parts from the manufacturers thereof; or any other cause beyond Seller's control. In such notice, Seller will advise Purchaser either (A) of its inability to deliver, and upon such notice this Agreement shall terminate without further force and effect; or (B) of Seller's intention that it can delivery the Aircraft within thirty (30) days of such notice, in which event, Purchaser agrees to extend the time of delivery by Seller for such (30) day period.

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16.     Purchaser hereby agrees to defend, indemnify and hold harmless Seller and his agents, employees and affiliates from and against any and all claims, demands, suits, obligations, liabilities and damages, including legal fees, costs and expenses, arising out of acts or omissions occurring at any time after delivery of the Aircraft, and in any manner arising out of or in any way connected with the ownership, custody, movement, purchase, sale, use, operation, repair, maintenance, modification, storage or disposition of the Aircraft or materials, whether or not arising in tort, and Seller hereby agrees to defend, indemnify and hold harmless Purchaser and its agents, directors, officers, employees and affiliates from and against any and all claims, demands, suits, obligations, liabilities and damages, including legal fees, costs and expenses, arising out of acts or omissions occurring at any time prior to delivery of the Aircraft, and in any manner arising out of or in any way connected with the ownership, custody, movement, purchase, sale, use, operation, repair, maintenance, modification, storage or disposition of the Aircraft or materials, whether or not arising in tort.

17. The Agreement may not be assigned by either party without the prior written consent of the other.

18. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Washington.

19. This Agreement shall not be modified or amended except by an instrument in writing signed by duly authorized representatives of the parties.

20. If Purchaser fails to accept the Aircraft under the terms and conditions of this Agreement, upon notice of Purchaser, Seller may in addition to all other remedies available in law or equity, without prejudice, cancel this Agreement, and proceed to otherwise sell or dispose of the Aircraft with no further liability to the Purchaser.

21. Purchaser and Seller warrant that the terms and conditions of this Agreement were fully read and understood and that they constitute the entire Agreement between parties.

22. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

23. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives and heirs of the individual parties, and the respective successors and assignees of the corporate parties, except as otherwise herein provided.

24. The terms and conditions of this Agreement shall remain confidential as all parties agree not to divulge any condition of this Agreement either prior or subsequent to delivery of the Aircraft.

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IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

PURCHASER:

EAGLE HARDWARE & GARDEN, INC.                SELLER:

/s/ Richard T. Takata                        /s/ David J. Heerensperger
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RICHARD T. TAKATA, PRESIDENT                 DAVID J. HEERENSPERGER












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